Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:
For APG:	Chuck Coppa, CFO or Lyle Jensen, CEO
GreenMan Technologies, Inc. 781-224-2411
Investor Relations Contacts: John Nesbett or Jennifer Belodeau
Institutional Marketing Services (IMS) 203-972-9200

GreenMan Technologies Announces Name Change to American Power Group Corporation

-	New Ticker Symbol “APGI” Effective Tuesday, August 7, 2012 –

Lynnfield, MA – August 6, 2012 – GreenMan Technologies, Inc. (OTCQB: GMTI) is pleased to announce that effective August 1, 2012 the Company has changed its name to “American Power Group Corporation.” Effective tomorrow, Tuesday August 7, 2012, the Company’s common shares will begin trading on the OTCQB under its new ticker symbol “APGI”. The name change is a reflection of the Company’s refined and enhanced business strategy which began with its acquisition of American Power Group, Inc. (APG) in 2009 and its focus on providing a cost-effective patented Turbocharged Natural Gas™ conversion technology for aftermarket vehicular and stationary diesel engines and diesel generators. The shareholders of the Company approved the name change at the annual meeting held July 23, 2012.

Mr. Lyle Jensen, GreenMan’s President and Chief Executive Officer, commented, “With our acquisition of American Power Group in July 2009, we shifted our Company focus to the commercialization and marketing of our patented dual fuel technology. Since 2009, we’ve made great progress both internationally and domestically to increase the use of our dual fuel solution for vehicular and stationary applications and our Company is now one hundred percent dedicated to capitalizing on the growing demand for dual fuel options in the marketplace. With the growth of the APG brand, we thought it made sense to align the corporate name and operations, to enhance our market presence and customer recognition with the goal of continuing to build value for our shareholders.”

All future business activity will be undertaken using the new name.

About American Power Group Corporation

American Power Group’s alternative energy subsidiary, American Power Group, Inc., provides a cost-effective patented Turbocharged Natural Gas™ conversion technology for aftermarket vehicular, stationary and off road mobile diesel engines. American Power Group's dual fuel technology is a unique non-invasive energy enhancement system that converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: (1) diesel fuel and liquefied natural gas; (2) diesel fuel and compressed natural gas; (3) diesel fuel and pipeline or well-head gas; and (4) diesel fuel and bio-methane, with the flexibility to return to 100% diesel fuel operation at any time. The proprietary technology seamlessly displaces up to 80% of the normal diesel fuel consumption with the average displacement ranging from 40% to 65%. The energized fuel balance is maintained with a proprietary read-only electronic controller system ensuring the engines operate at original equipment manufacturers’ specified temperatures and pressures. Installation on a wide variety of engine models and end-market applications require no engine modifications unlike the more expensive invasive fuel-injected systems in the market. See additional information at: www.americanpowergroupinc.com.

Caution Regarding Forward-Looking Statements and Opinions

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements and opinions, including, but not limited to, statements relating to new markets, development and introduction of new products, and financial and operating projections. These forward-looking statements and opinions are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements and opinions. These risk factors include, but are not limited to, results of future operations, difficulties or delays in developing or introducing new products and keeping them on the market, the results of future research, lack of product demand and market acceptance for current and future products, adverse events, product changes, the effect of economic conditions, the impact of competitive products and pricing, governmental regulations with respect to emissions, including whether EPA approval will be obtained for future products and additional applications, the results of litigation, factors affecting the Company's future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended September 30, 2011 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements and opinions, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements and opinions that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.